Exhibit 5.2

800 Boylston Street, 17th Floor

Boston, MA 02199

(617) 424-2111

56 Prospect Street, Hartford, CT

06103-2818

Northeast Utilities Service

Company

P.O. Box 270

Hartford, CT 06141-0270

(860) 665-5000

www.nu.com

Richard J. Morrison

Assistant Secretary

October 9, 2012

NSTAR Electric Company

800 Boylston Street

Boston, Massachusetts 02199

RE:    Registration Statement on Form S-3

Ladies and Gentlemen:

I am Assistant Secretary of Northeast Utilities, Secretary of NSTAR Electric Company, a corporation organized under the laws of the Commonwealth of Massachusetts and a wholly owned subsidiary of Northeast Utilities (the “Registrant”), and the managing corporate and securities attorney within the legal department of Northeast Utilities Service Company, a service company affiliate of the Company. I have acted as counsel to the Registrant in connection with Post-Effective Amendment No. 2 (“Post-Effective Amendment No. 2”) to the Registration Statement on Form S-3 initially filed on March 19, 2010, by Northeast Utilities, The Connecticut Light and Power Company (“CL&P”), Public Service Company of New Hampshire (“PSNH”) and Western Massachusetts Electric Company (“WMECO”) (Registration Nos. 333-165579, 333-165579-01, 333-165579-02, 333-165579-03), as amended by Post-Effective Amendment No. 1 to such Registration Statement filed on May 16, 2011 (filed solely to replace the Exhibit Index appearing in Item 16 of the initial filing), and as further amended by this Post-Effective Amendment No. 2 (the “Registration Statement”). Post-Effective Amendment No. 2 is being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to (i) add the Registrant as an additional registrant and to file a prospectus with respect to the securities to be issued from time to time by the Registrant (the “Securities”); (ii) update the information provided in Part II of the Registration Statement related to NSTAR Electric; and (iii) file additional exhibits to the Registration Statement.

The Securities of the Company are to be issued under an Indenture (the “Indenture”) between Boston Edison (now known as NSTAR Electric Company) and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank of Montreal Trust Company), as trustee (the “Trustee”). Certain terms of the Securities remain to be fixed in accordance with the resolutions of the Board of Directors of the Registrant, or a duly authorized committee thereof, (the “Board”).

NSTAR Electric Company

October 9, 2012

For purposes of the opinions I express below, I have examined, among other agreements, instruments and documents, the Registration Statement, including the prospectus which is a part of the Registration Statement (the “Prospectus”), and its exhibits, including the Indenture and the organizational documents of the Registrant and originals, or copies certified to my satisfaction, of such corporate records of the Registrant, certificates of public officials, certificates of officers and representatives of the Registrant and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certifications by officers of the Registrant and other appropriate persons and statements contained in the Registration Statement.

I base the opinions I express below in part on the following assumptions I have made:

(a) Post-Effective Amendment No. 2 to the Registration Statement will have become effective upon filing under the Securities Act and will remain effective through any offer and sale of Securities;

(b) for each type or series of Securities that the Registrant offers by means of a Prospectus, such Registrant will have prepared and filed with the Commission under the Securities Act a prospectus supplement which describes that type or series and, if Securities of another type or series are issuable on the conversion, exchange, redemption or exercise of the Securities being offered, which also describes that other type or series;

(c) the Registrant will have offered, issued and sold the Securities in the manner the Registration Statement and any relevant prospectus supplements describe and otherwise in compliance with all applicable federal and state securities laws, and the terms of any such Securities will not violate any applicable law or any debt securities of the Registrant or result in a default or breach of any agreement binding upon the Registrant, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Registrant;

(d) in the case of Securities of any type which the Registrant issues and sells, the Board will have taken all corporate action necessary to authorize the issuance of those Securities and the other Securities, if any, issuable on the conversion, exchange, redemption or exercise of those Securities, and approve the terms of the offering and sale of those Securities;

(e) the Registrant and the initial purchasers of the Securities of any type will have duly authorized, executed and delivered an Underwriting Agreement relating to those Securities, and the Securities shall have been issued and sold in accordance with the terms and conditions of such Underwriting Agreement;

NSTAR Electric Company

October 9, 2012

(f) in the case of any Securities issuable on the conversion, exchange, redemption or exercise of other Securities, those Securities will be available for issuance on that conversion, exchange, redemption or exercise; and

(g) in the case of Securities issuable pursuant to the Registrant’s Indenture: (i) the Board will have designated and established the terms of the series of which those Securities are a part and those Securities will not include any provision that is unenforceable; (ii) the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and (iii) forms of Securities complying with the terms of such Indenture and evidencing those senior debt securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

Based on the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that

1. The Registrant is a corporation validly existing under the laws of the Commonwealth of Massachusetts, and has the corporate power to conduct its business as now conducted and to issue the Securities to be issued by it.

2. When any applicable state securities or Blue Sky laws have been complied with, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the applicable prospectus supplement, the Securities will be valid and binding obligations of the Registrant, and the Securities of the Registrant will be entitled to the benefits provided by the Indenture together with any other series of Securities thereof and which may hereafter be issued thereunder pursuant to the terms thereof, subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including without limitation statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors’ rights generally, and (b) principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) that may limit the enforceability of any of the remedies, covenants or other provisions of the Securities, or the availability of injunctive relief or other equitable remedies or as such principles relate to, limit or affect the enforcement of creditor’s rights generally.

The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions:

I express no opinion regarding the effectiveness of any waiver in respect of the Securities of any rights of any party, or duties owing to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity.

In addition, I express no opinion as to any provisions of the Securities or any indenture or any purchase agreement regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially

NSTAR Electric Company

October 9, 2012

reasonable manner, whether or not such action is permitted under the Securities or such documents, or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of a Registrant to perform its material obligations under the Securities.

I am a member of the bar of the Commonwealth of Massachusetts. The opinions expressed above are limited to the current laws of the Commonwealth of Massachusetts, the current federal law of the United States and to the facts as they exist on the date hereof. I undertake no obligation to advise you as a result of developments occurring after the date hereof including changes in such laws or interpretations thereof, or as a result of facts or circumstances brought to my attention after the date hereof.

This opinion is furnished only to you in connection with the transactions contemplated by the Registration Statement and is solely for your benefit. Other than as stated below, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent (including by any person that acquires Securities from you). I hereby consent to be named in the Registration Statement and in the prospectus contained therein under the caption “Legal Matters” as the attorney who passed upon the legality of the Securities and to the filing of a copy of this opinion as Exhibit 5.2 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ RICHARD J. MORRISON